Exhibit 99.2
FOR IMMEDIATE RELEASE
ARCHIPELAGO LEARNING INC. TO PRESENT AT THE 30TH ANNUAL WILLIAM
BLAIR GROWTH STOCK CONFERENCE
DALLAS, Texas — June 11, 2010 — Archipelago Learning Inc. (NASDAQ: ARCL), a leading subscription-based online education company, today announced that Tim McEwen, Chief Executive Officer, and James Walburg, Chief Financial Officer, are scheduled to present at the 30th Annual William Blair Growth Stock Conference held at the Four Seasons Hotel in Chicago on Tuesday, June 15, 2010 at 2:10 pm Central Daylight Time. A live audio webcast of the Company’s presentation can be accessed via the Investor Relations section of the Company’s website at http://www.archipelagolearning.com.
About Archipelago Learning
Archipelago Learning is a leading subscription-based online education company that provides standards-based instruction, practice, assessments and productivity tools that improve the performance of educators and students. Study Island, the core product line, helps students in K-12 master grade-level academic standards in a fun and engaging manner and is utilized by over 10 million students in approximately 21,800 schools in the United States and Canada. EducationCity, which provides online K-6 instructional content and assessments for reading, mathematics and science, is used by 8,200 schools in the United Kingdom and 4,800 schools in the United States. Northstar Learning, for the post-secondary market, offers online instructional content and exam preparation products across a variety of core curriculum and vocational topics. For more information, please visit www.archipelagolearning.com. Archipelago Learning is headquartered in Dallas, Texas.
The Archipelago Learning, Inc. logo is available at
http://www.globenewswire.com/newsroom/prs/?pkgid=6864
Investors:
John Rouleau
Integrated Corporate Relations
203-682-8342
John.Rouleau@ircinc.com
Media:
Leslie Eicher, APR
Eicher Communications Inc.
314-965-1776
Leslie@EicherCommunications.com

Forward Looking Statements
This press release and the presentation referred to therein may contain certain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 regarding the Company. These forward-looking statements are based on current information and expectations, and are subject to risks and uncertainties discussed in our filings with the Securities and Exchange Commission, which could cause the Company’s actual results to differ materially from expected results. The Company undertakes no obligation to publicly update any forward-looking statement contained in this release, whether as a result of new information, future developments or otherwise, except as may be required by law.

2